                       SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                         ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)    July 10, 1996




                            MATRIA HEALTHCARE, INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     0-20619                  58-2205984
- ------------------------------------------------------------- ------------------
(State or other jurisdiction of        (Commission             (I.R.S. Employer
 incorporation or organization)        File Number)          Identification No.)



1850 Parkway Place, 12th Floor,  Marietta,  Georgia              30067
- -------------------------------------------------------------------------------
      (Address of principal executive offices)                (Zip Code)

                                 (770) 423-4500
- -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)



- -------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

     On July 10, 1996, NRMC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant, merged with and into National Reproductive Medical Centers, Inc., a Delaware corporation and a multi-site provider of infertility treatment services ("NRMC"), pursuant to the terms of an Agreement and Plan of Merger, dated June 24, 1996, by and among NRMC, the Registrant, NRMC Acquisition Corporation and certain shareholders of NRMC. The consideration paid for NRMC was 779,679 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), valued at $8.50 per share and $5,447,180 cash from the Registrant's existing working capital, for a total purchase price of approximately $12.7 million.

     The Registrant previously owned approximately 15% of the capital stock of NRMC and acquired the remaining 85% ownership interest in NRMC in the Merger by exercising an option (the "Option") to purchase such stock acquired under the terms of a Shareholders Agreement, dated February 28, 1995, among Healthdyne, Inc. (a predecessor of the Registrant) and the shareholders of NRMC. No other pre-existing relationship existed between the Registrant and NRMC. The Registrant presently intends to operate the business of NRMC as a wholly-owned subsidiary.

Item 7. Financial Statements and Exhibits

(a)    Financial Statements

       Audited:
       Report of Independent Auditors
       Combined Balance Sheets as of December 31, 1995 and 1994, and Combined Statements of Operations for the years ended December 31, 1995 and 1994. Combined Statements of Cash Flow for the years ended December 31, 1995 and 1994.
       Notes to Combined Financial Statements

(b)    Proforma Financial Information:
       Proforma financial information required to be presented is not currently available but will be filed on or before September 13, 1996.


B.     Exhibits


EXHIBIT
NUMBER        DESCRIPTION

 2.1          Agreement and Plan of Merger, dated June 24, 1996, between NRMC,
              Matria, Acquisition Corporation and certain NRMC Shareholders.

99.3          Shareholders Agreement, dated February 28, 1995, among Healthdyne,
              Inc. (a predecessor of the Registrant), certain NRMC shareholders and NRMC.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Matria Healthcare,  Inc.


                                      /s/ J. Brent Burkey
                                      -----------------------------
                                      J. Brent Burkey
                                      Senior Vice President,
                                      General Counsel and Secretary

Date:  July 24, 1996

                        NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC.,
                        SUBSIDIARIES AND AFFILIATE

                        COMBINED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1995 AND 1994
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
National Reproductive Medical Centers, Inc.:

We have audited the accompanying combined balance sheets of National Reproductive Medical Centers, Inc. (a Delaware corporation), Subsidiaries and Affiliate (collectively, the Company) as of December 31, 1995 and 1994, as restated (see Note 12), and the related combined statements of operations, common stockholders' deficit and cash flows for the years then ended, as restated for the year ended December 31, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Note 1 to the accompanying combined financial statements, the Company has issued 71,400 shares of Series C Redeemable Convertible Preferred Stock (the Series C Preferred Stock) during 1995, in exchange for $1.25 million in cash. The Series C Preferred stockholder has an option to purchase all outstanding shares of the Company's common stock in 1996. If the holder of the Series C Preferred Stock elects not to exercise this option, the Series C Preferred Stock may convert to a note payable due in 1998, and management may be compelled to implement cost- cutting measures or seek to restructure its debt and Series A and Series B Redeemable Convertible Preferred Stock in order to satisfy the Company's obligations as they become due.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of National Reproductive Medical Centers, Inc., Subsidiaries and Affiliate as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.





San Francisco, California,
  February 21, 1996

         NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., SUBSIDIARIES AND AFFILIATE

                       COMBINED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                                                      1995                1994
                                                                                   -----------         -----------
 NET PATIENT SERVICE REVENUE                                                       $12,565,888         $10,486,482

 OTHER REVENUE                                                                          19,980                -
                                                                                   -----------         -----------
                                                                                    12,585,868          10,486,482
                                                                                   -----------         -----------
 OPERATING EXPENSES:
   Human resources                                                                   6,227,316           5,973,024
   Physical resources                                                                2,653,904           2,045,851
   General and administrative
                                                                                     1,419,033           1,754,580
   Purchased services                                                                  913,954             377,053
   Depreciation and amortization
                                                                                       356,370             403,427
   Research and development costs                                                      190,151             141,898
   Provision for doubtful accounts
                                                                                        11,428              80,011
   Interest                                                                             61,044             102,766
   Provision for loss on idle facilities                                                  -                 82,517
                                                                                   -----------         -----------
           Total operating expenses                                                 11,833,200          10,961,127
                                                                                   -----------         -----------
           Income (loss) from operations                                               752,668            (474,645)

 PROVISION FOR INCOME TAXES                                                              8,567                -
                                                                                   -----------         -----------
           Net income (loss)                                                       $   744,101         $  (474,645)
                                                                                   -----------         -----------



       The accompanying notes are an integral part of these statements.

   NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., SUBSIDIARIES AND AFFILIATE


             COMBINED STATEMENTS OF COMMON STOCKHOLDERS' DEFICIT

                FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                   Series A Voting
                                    Common Stock       Additional                                      Total
                                  -----------------     Paid-in      Retained        Loans to      Stockholders'
                                  Shares    Amount      Capital       Deficit      Stockholders       Deficit
                                  -------   -------    ----------   -----------    ------------    -------------
BALANCE, DECEMBER 31, 1993, as
                                  417,686   $41,769     $ 8,983      $(3,607,581)    $(82,934)      $(3,639,763)
  restated (Note 12)
    Net loss, as restated            -         -           -            (474,645)        -             (474,645)
      (Note 12)
    Accrued interest on
      stockholders' loan
                                     -         -         10,339             -         (10,339)             -
    Cancellation of stock          (2,250)     (225)       -                -            -                 (225)
                                  -------   -------     -------      -----------     --------       -----------
BALANCE, DECEMBER 31, 1994, as
                                  415,436    41,544      19,322       (4,082,226)     (93,273)       (4,114,633)
  restated (Note 12)
    Net income
                                     -         -           -             744,101         -              744,101
    Loans to stockholders            -         -           -                -         (10,828)          (10,828)
    Repayments on loans to

      stockholders                   -         -           -                -           3,615             3,615
    Reduction in accrued
      interest, net
                                     -         -         (4,653)            -           4,653              -
                                  -------   -------     -------      -----------     --------       -----------
BALANCE, DECEMBER 31, 1995        415,436   $41,544     $14,669      $(3,338,125)    $(95,833)      $(3,377,745)
                                  =======   =======     =======      ===========     ========       ===========



                The accompanying notes are an integral part of these statements.

    NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., SUBSIDIARIES AND AFFILIATE

                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                                                          1995             1994
                                                                                      -----------        ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                                   $  744,101        $(474,645)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities-
       Depreciation and amortization                                                      356,370          403,427
       Loss on disposal of equipment                                                       21,757           34,246
       Provision for loss on idle facilities
       Changes in certain assets and liabilities-
         Patient accounts receivable, net                                                 155,374          249,689
         Notes receivable                                                                  19,982            8,036
         Inventories and prepaid expenses                                                 (22,329)          16,898
         Deposits and other assets                                                          4,371           35,240
         Accounts payable and accrued liabilities                                        (332,935)          98,749
         Deferred revenue                                                                 626,867          176,754
         Reserve for idle facilities                                                      (32,471)        (175,934)
         Other current liabilities                                                        (83,764)         218,246
                                                                                       ----------        ---------
           Cash provided by operating activities                                        1,457,323          673,223
                                                                                       ----------        ---------
 CASH FLOWS FROM INVESTING ACTIVITIES:

   Proceeds from disposal of property and equipment                                          -               7,746
   Additions to property and equipment                                                   (204,312)        (172,577)
                                                                                       ----------        ---------
           Cash used for investing activities                                            (204,312)        (164,831)
                                                                                       ----------        ---------
 CASH FLOWS FROM FINANCING ACTIVITIES:

   Increase (decrease) in amounts due to related parties
                                                                                          (56,415)          12,949
   Payments of principal on capital lease obligations                                     (85,951)         (66,920)
   Borrowings under notes payable                                                            -             250,000
   Payments of principal on notes payable
                                                                                          (60,643)         (79,819)
   Payments of principal on notes payable to stockholders                                (427,448)        (770,547)
   Loans to stockholders                                                                  (10,828)            -
   Repayments on loans to stockholders                                                      3,615             -
   Issuance of preferred stock                                                          1,000,000          300,000
   Cancellation of common stock                                                              -                (225)
                                                                                       ----------        ---------
           Cash provided by (used for) financing activities                               362,330         (354,562)
                                                                                       ----------        ---------
           Net increase in cash and cash equivalents                                    1,615,341          153,830

 CASH AND CASH EQUIVALENTS, beginning of year                                             465,410          311,580
                                                                                       ----------        ---------
 CASH AND CASH EQUIVALENTS, end of year                                                $2,080,751        $ 465,410
                                                                                       ==========        =========

 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION- Cash paid for interest              $   55,306        $  98,126
 SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:

   Equipment purchased under capital lease obligations or note payable                     79,365          185,312
   Accrual of interest on loans to stockholders                                              -              10,339
   Conversion of note payable to preferred stock                                          250,000             -


        The accompanying notes are an integral part of these statements.

    NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., SUBSIDIARIES AND AFFILIATE


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994



1. ORGANIZATION AND MANAGEMENT AGREEMENT:

National Reproductive Medical Centers, Inc. (NRMC), its wholly owned subsidiaries, Pacific Fertility Centers of California, Inc. (PFC of C) and Pacific Fertility Parenting Center, Inc. (PFPC), and Pacific Fertility Medical Group, Inc. (PFMG), an affiliated medical group (collectively, the Company), are organized to develop and operate clinics providing fertility services, including in-vitro fertilization (IVF), surgery and similar procedures. NRMC, which functions as a parent corporation, facilitates the raising of capital for the further development of the Company. PFC of C provides nonphysician management services and facilities to the clinics staffed with physicians provided by PFMG. PFMG employs physicians specializing in the treatment of fertility disorders. PFPC operates an ovum donor and surrogacy program for patients of PFMG. Two physicians together hold a controlling interest in both NRMC and PFMG.

PFC of C and PFMG have entered into a management agreement under which PFC of C is to provide administrative management and clinical support services and facilities to PFMG. Under the terms of the agreement, PFMG employs only licensed physicians treating fertility-related conditions. All nonphysician employees, as well as facilities, equipment and administrative services are provided by PFC of C. The term of the agreement is ten years, ending in 2002, with automatic renewal for additional ten-year periods. The agreement provides for certain circumstances under which it may be terminated. PFMG has assigned to PFC of C all of its rights to revenues it is entitled to receive as a result of services it provides. PFC of C reimburses PFMG for physician salaries and related expenses. PFMG does not have significant assets or liabilities. All interentity fees paid under this agreement have been eliminated in the accompanying combined financial statements.

The Company has allocated substantial resources to equipping its clinics, recruiting and training physicians, and establishing a management organization that can actively pursue expansion opportunities and effectively manage higher patient volumes. These activities caused the Company to incur significant losses through 1994. As such, a significant stockholders' deficit also exists, and current liabilities exceed current assets. The Company has entered into a letter of understanding with a previously unaffiliated party (the Prospective Buyer) engaged in healthcare activities similar to the Company's business. Under the terms of this letter of understanding, the Prospective Buyer will have an option to purchase all of the common stock of the Company during a four-month period to commence in early 1996. In the event that the Prospective Buyer exercises its option, the Series A, Series B and Series C Redeemable Convertible Preferred Stock will be converted to Series A Voting Common Stock and be included in the purchase. In exchange for this option and other considerations, including the right to appoint one member of the Company's five-member Board of Directors, the Prospective Buyer advanced $250,000 to the Company in December 1994 and an additional $1 million in February 1995. The entire $1.25 million advance was then converted to 71,400 shares at $17.50 per share of Series C Preferred Stock. In the event that the Prospective Buyer elects not to exercise its option, the Series C Preferred Stock may be converted to a note in the amount of $1.25 million, bearing interest at 8.25 percent, with one-half of the outstanding principal to be paid in 24 equal monthly installments commencing between April and July 1996, together with interest due on all the outstanding principal. The remaining principal will be due with the final installment. If this proposed sale of the Common Stock of the Company does not occur, management may be compelled to implement cost-cutting measures or seek to restructure its debt and Series A and Series B Preferred Stock in order to satisfy the Company's obligations as they become due.

In March 1994, the Company completed an operational consolidation adopted in 1993. The consolidation called for the relocation of the San Francisco and Marin clinics to one new location in San Francisco. In addition, the Company's corporate office was relocated to space adjacent to the new clinic. A provision of $250,552 was recorded in 1993, primarily for the estimated loss on idle facilities. In 1994, an additional reserve was established for the estimated loss on idle facilities that were previously intended to be used for an intracytoplasmic sperm injection (ICSI) lab. This work is currently being done at the San Francisco clinic lab. The total reserve of $93,420 at December 31, 1995, is for a portion of the future rental costs of previously occupied space that has not been released. Portions of the former corporate office space have been sublet for a period expiring prior to the end of the Company's related lease. If the Company is unable to resublease this space after the expiration of the current sublease agreements, the Company will be liable for additional rent for idle facilities of approximately $17,000, $56,000 and $14,000 in 1996, 1997 and 1998, respectively. These contingent liabilities have not been recorded in the accompanying financial statements. They are, however, included in the schedule of future minimum payments at Note 3.

The Company's future operations are subject to a number of significant risk factors, including, but not limited to, having sufficient working capital to meet short-term operational and debt service needs, competition from other providers who may establish lower cost structures, and changes in technology that may permit competitors to achieve higher success rates in performing IVF procedures. In addition, the affects, if any, of any regulatory or legislative actions currently being examined or debated concerning the delivery or financing of healthcare services cannot be measured at this time.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Combination

The combined financial statements include the accounts of NRMC, PFPC, PFC of C and PFMG. All significant intercompany accounts and transactions have been eliminated. While PFMG is not owned by NRMC or PFC of C, its revenues, receivables and operating expenses are included in the accompanying combined financial statements due to the assignment of revenues under the management agreement discussed above and in order to provide a meaningful presentation of NRMC's financial position, results of operations and cash flows. PFMG does not have significant shareholders' equity.

Pervasiveness of Estimates and Presence of Uncertainties

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. As further discussed in Note 1, the Company may be the subject of a purchase transaction or it may be compelled to restructure its Series A and B Preferred Stock if such a sale does not take place. Additionally, the Company is subject to certain risk factors, also discussed in Note 1. The ultimate impact of these transactions and risk factors upon the Company is uncertain; however, the results may be material.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity to the Company of three months or less to be cash equivalents.

Inventories

The Company records inventories at cost on the first-in, first-out (FIFO) basis, which is not in excess of market.

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives that range as follows:

                     Furniture and equipment - 5 to 7 years
                     Leasehold improvements  - The shorter of the remaining
                                                lease term or the useful life

Patient Service Revenue, Discounts and Deferred Revenue

Patient service revenue is recognized based upon usual and customary charges at the time service is provided. Under certain circumstances, discounts from usual and customary charges are granted to individual patients and recorded as deductions from revenue. Revenues from services provided at reduced rates under agreements to provide multiple procedures to the same patient are recognized ratably as the services are provided. Certain services are provided under arrangements subject to refund of a substantial portion of the fee if the procedure is unsuccessful. Revenue subject to refund is deferred under these arrangements until a successful outcome is achieved. All revenue associated with agreements to provide multiple procedures will be recognized in the statement of operations if a procedure performed under such arrangements results in a successful first trimester pregnancy completed up to 12 weeks after the end of the period in which the procedure leading to the pregnancy was performed.

Procedures performed under contractual arrangements are reimbursed in accordance with a negotiated fee schedule. The difference between usual and customary charges and amounts received under contractual arrangements is recorded as contractual discounts and deducted from revenue.

The Company also collects fees prior to providing many of its services. These amounts are recorded as deferred revenue until such time as the related services are provided.

3. CAPITAL AND OPERATING LEASE OBLIGATIONS:

The Company leases certain property and equipment under capital and operating leases. The original cost of assets under capital leases included in property and equipment is $340,913 at December 31, 1995, with accumulated depreciation of $218,565.

The minimum future lease payments required under the Company's capital and operating leases at December 31, 1995, are as follows:

                                                           Operating Leases
                                                   --------------------------
                                                     Operating                                          Net
                                      Capital       Facilities           Idle         Sublease       Operating
                                       Leases      and Equipment      Facilities       Income          Leases
                                      --------     -------------      ----------      ---------      ----------
       1996                            $115,807        $  805,873        $187,114      $(124,358)      $  868,629
       1997                              93,082           757,071          79,126        (23,536)         812,661
       1998                              48,547           706,981          14,175           -             721,156
       1999                               1,745           695,821            -              -             695,821
       2000                                -              486,844            -              -             486,844
       Thereafter                          -                 -               -              -                -
                                       --------        ----------        --------      ---------       ----------
       Total minimum payments          $259,181        $3,452,590        $280,415      $(147,894)      $3,585,111
                                                       ----------        --------      ---------       ----------
       Interest on capital
         lease obligations
         at rates ranging
         from 6 percent to
         21 percent                    $ 40,616
                                       --------
       Net minimum payments             218,565
       Current maturities               126,225
                                       --------
                                       $ 92,340
                                       --------

Future amounts due under operating leases for facilities that were vacated in 1994 but have not been subleased (see Note 1) are included above.

4. NOTES PAYABLE:

Notes payable consist of the following:

                                                                                              December 31
                                                                                      ---------------------
                                                                                       1995           1994
                                                                                      -------       --------
        Notes payable at 3.31 percent to 2 percent over the prime interest rate, secured and unsecured, maturing 1995 through 1997 (including $31,275 at
        December 31, 1995, guaranteed by the majority holders of the Company's outstanding Series A Common Stock)

                                                                                         $44,309       $354,952

        Less- Current maturities                                                          40,911         62,524
                                                                                         -------       --------
                                                                                         $ 3,398       $292,428
                                                                                         -------       --------

Minimum future payments under notes payable as of December 31, 1995, are as follows:

                                           1996                      $40,911
                                           1997                        3,398
                                                                     -------
                                                                     $44,309
                                                                     -------

5. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

The Company has authorized the issuance of 150,000 shares of Series A Convertible Preferred Stock (Series A Preferred Stock). These shares are convertible into shares of Series A Common Stock in accordance with a formula set forth in the Company's certificate of incorporation, subject to certain restrictions, including automatic conversion in the event of an initial public offering of Series A Common Stock closing at $35 per share or more with a minimum total offering of $5 million. The Series A Preferred Stock has a cumulative dividend preference of 8.25 percent, commencing on September 17, 1997, which is five years from the date shares were first issued; prior to that date, dividends are noncumulative. Commencing on September 17, 1997, the holders of the Series A Preferred Stock may require the Company to redeem their shares in three equal annual installments, plus accrued dividends, if any.

Pursuant to a private placement memorandum dated August 1, 1992, the Company offered to sell up to 112,500 shares of Series A Preferred Stock at $22.2222 per share to Fertility Center Partners, L.P., A California Limited Partnership (the Partnership), a venture formed to purchase and hold such shares. On September 17, 1992, sufficient limited partnership units in the Partnership were sold to enable it to meet its minimum offering requirements. The Partnership purchased 81,000 shares of Series A Preferred Stock for a total price of $1,800,000.

The Company has issued a warrant to purchase 5,000 shares of the Company's Series A Common Stock at $1.75 per share to the placement agent of the private offering discussed above. The warrant expires on September 30, 1997. All shares to be issued in connection with the exercise of this warrant are included in the shares to be issued under the terms of the nonqualified stock option plan discussed in Note 6.

On April 27, 1994, the Company issued 12,000 shares of Series B Convertible Preferred Stock (Series B Preferred Stock) at $25 per share to one of the principal holders of its Series A Common Stock. In connection with the issuance of these shares, the same principal shareholder was granted a warrant to purchase 5,000 shares of the Company's Series A Common Stock under the terms of the nonqualified stock option plan discussed in Note 6, exercisable at a price of $1.75 per share. This warrant expires on April 30, 1999.

The terms of the Series B Preferred Stock are similar to those of the Series A Preferred Stock. Commencing on the fifth anniversary from the date of issuance, August 1, 1997, a majority of the holders of the Series B Preferred Stock may require the Company to redeem all outstanding shares in three equal annual installments at $25 per share plus any declared but unpaid dividends. In addition, the Series B Preferred Stock will automatically convert to Series
A Common Stock in the event of an initial public offering, closing at $25 per share or more with a minimum total offering of $5 million.

On February 28, 1995, the Company issued 71,400 shares of Series C Preferred Stock at $17.50 per share to the Prospective Buyer. The terms of the Series C Preferred Stock are discussed in Note 1 above. The Series C Preferred Stock will automatically convert to Series A Common Stock in the event of an initial public offering closing at $17.50 per share or more with a minimum total offering of $5 million.

In the event that the sale transaction discussed in Note 1 above does not occur and the holders of all classes of outstanding preferred stock elected to redeem their shares, the Company's principal payments on these redemptions would be as follows (including the $1,250,000 of the Series C Preferred Stock discussed in Note 1 above):

                                      1996                             $  156,250
                                      1997                                912,500
                                      1998                              1,381,250
                                      1998                                600,000
                                      1999                                100,000
                                      Thereafter                          200,000
                                                                       ----------
                                                                       $3,350,000
                                                                       ----------

6. COMMON STOCKHOLDERS' EQUITY:

The Company has authorized the issuance of one million shares each of Series A Voting Common Stock (Series A Common Stock) and Series B Nonvoting Common Stock. Each share of both classes of common stock has a par value of $.10. As of December 31, 1995, no shares of Series B Nonvoting Common Stock had been issued. All Series A Common Stock outstanding at December 31, 1995, was owned by employees or former employees of the Company.

The Company has adopted a nonqualified stock option plan authorizing the granting of options to purchase up to 56,200 shares of Series A Common Stock to certain of its key employees, officers, directors and consultants. Under the terms of the plan, the options will expire five years from the date of grant. On June 1, 1992, options were granted to two employees to purchase 8,000 shares each of the Company's Series A Common Stock. These options are now fully vested. On February 6, 1993, a director was granted an option to purchase 10,998 shares of Series A Common Stock, subsequently exchanged on February 17, 1995, for an option to purchase 2,500 shares of Series A Common Stock. Effective February 17, 1995, the Company's Board of Directors elected to modify the plan. Effective January 1, 1995, a director and two employees were granted options to purchase 5,000 and 10,875 shares of Series A Common Stock, respectively. On October 26, 1995, an employee was granted an option to purchase 1,000 shares of Series A Common Stock. All options granted are exercisable at $1.75 per share.

7. INCOME TAXES:

The Company provides for income taxes under the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Provisions or benefits for income taxes are based on financial accounting income. Deferred income taxes are provided on items of income and expense which are reported for tax purposes in a period different from that reported for financial statement purposes. The Company's tax and financial statement timing differences result primarily from reserves for losses on idle facilities and bad debts.

The following table approximates the Company's deferred tax assets at December
31:

                                                                                   1995             1994
                                                                                 ---------        ---------
              Net operating loss carryforwards                                  $ 533,000        $ 789,000
              Reserves for losses on idle facilities                               37,000           50,000
              Reserves for bad debts                                               48,000           87,000
              Other                                                                77,000             -
                                                                                ---------        ---------
                                                                                  695,000          926,000
              Less- Reserve                                                      (695,000)        (926,000)
                                                                                ---------        ---------
                                                                                $    -           $    -
                                                                                ---------        ---------

No significant components of the Company's deferred tax assets are attributable to PFMG.

The Company's net operating loss carryforwards expire between 2008 and 2009.

Following is a reconciliation of the expected federal statutory income tax rate to the effective tax rate, expressed as a percentage of pretax income, for the years ended December 31, 1995 and 1994:

                                                                                    1995         1994
                                                                                    -----        ----
                Expected federal statutory income tax                               34.0 %       - %
                State income taxes, net of federal tax                              6.0          -
                Utilization of deferred tax assets                                  (39.0)       -
                                                                                    -----        ---
                Effective tax rate                                                  1.0 %        - %
                                                                                    -----        ---

8. RELATED-PARTY TRANSACTIONS:

The Company has entered into certain transactions with parties that are related by common ownership or control. These transactions are summarized below:

    - For the years ended December 31, 1995 and 1994, the Company paid $55,131 and $105,624, respectively, for professional liability insurance through Western Medical Management Services, an affiliate.

    - In connection with a reorganization of the Company, which occurred in June 1992, the Company executed a note to the stockholders in lieu of a cash dividend. As discussed below, this note was paid over a three-year period ending in June 1995.

    - One of the major stockholders of the Company is also an employee of PFMG, for which he was paid a salary and benefits in the years ended December 31, 1995 and 1994. The second major stockholder has served as a medical director of PFMG, for which he was paid a fee.

    - The two major stockholders own a controlling interest in Pacific Biomedical Research, Inc. (PBR) and National Fertility Institute. These entities are engaged in research, some of which is in the field of fertility disorder treatments. The Company has entered into a license and funding agreement with PBR expiring on December 31, 1996. Under the terms of this agreement, the Company will fund a maximum of $12,500 per month to PBR for use in its research activities. In exchange, the Company has exclusive rights to use certain reproductive technology developed and owned by PBR.

    - The Company has accrued interest in relation to a note payable to a stockholder of $5,738 and $4,640 for the years ended December 31, 1995 and 1994, respectively.

Following is a summary of amounts advanced by the Company to stockholders:

                                                                                  December 31
                                                                              --------------------
                                                                               1995          1994
                                                                              -------       -------
                 Receivables from major stockholders, unsecured, bearing
                 interest at a variable rate; due upon demand
                                                                                 $95,833       $93,273
                                                                                 -------       -------

Notes payable to stockholders consist of the following:

                                                                                        December 31
                                                                                  -------------------------
                                                                                    1995             1994
                                                                                  ---------        ---------
        Note payable to stockholders at 1 percent over prime, payable in monthly installments of $54,721, including interest, matured in
        June 1995; this loan follows an underlying agreement with a financial institution, which is secured by the stockholders' interests in the
        Company, the accounts receivable, furniture, furnishings and equipment of the Company, and certain marketable securities of the stockholders;
        this note was paid in full during 1995



                                                                                     $    -           $ 344,712

        Notes payable to stockholders, interest at 4.84 percent per annum, unsecured, payable in monthly installments of $13,646, including interest, matured June 1995; this note was paid in full during 1995

                                                                                          -              82,736

        Note payable to stockholder, interest at Bank of America reference rate, unsecured, maturing January 29, 1996
                                                                                        78,968           73,230
                                                                                     ---------        ---------
                                                                                        78,968          500,678
        Less- Current maturities                                                       (78,968)        (500,678)
                                                                                     ---------        ---------
                                                                                     $    -           $    -
                                                                                     ---------        ---------

9. PROFESSIONAL LIABILITY INSURANCE:

The Company purchases professional liability coverage on a claims-made basis on behalf of the physicians practicing with PFMG. This insurance is purchased through an affiliate (see Note 8). The insurance policies cover claims that are reported to the insurance carrier prior to the end of the policy period. Claims reported after the end of the policy period will also be covered as long as the policy is continually renewed. Management intends to renew the existing claims-made policies annually and expects to be able to reasonably obtain such coverage. It is the Company's policy to require physicians leaving the PFMG practice to purchase their own individual tail-coverage policies. There are currently no claims outstanding.

10. DEFERRED COMPENSATION PLAN:

The Company sponsors a defined contribution 401(k) plan (the Plan) covering all eligible employees. Employees who have completed at least 1,000 hours of service by their first anniversary of hire, have attained the age of 21 and are not covered by a collective bargaining agreement are eligible to participate in the Plan. The assets of the Plan are held by an independent trustee. The Company is obligated to make matching contributions to the Plan of one-half of each individual participant's elective deferrals, limited to 5 percent of each individual participant's total annual compensation. The Company contributed $67,832 and $111,864, respectively, to the Plan for the years ended December 31, 1995 and 1994.

11. CONTINGENCY:

During 1994, the Company was presented with a claim for payment from two individuals acting as investment bankers for the Company (the Claimants). One member of the Company's Board of Directors is related by marriage to one of the Claimants. The claim arises from a finder's fee agreement between the Company and the Claimants, who maintain that the letter of understanding referred to in
Note 1 constitutes a transaction giving rise to a finder's fee payable to the Claimants. The member of the Board of Directors referred to above has a beneficial interest in the finder's fee agreement through a separate agreement with the Claimants. The amount of the claim is $100,000 plus legal expenses. The Company believes that the claim is without merit and that the Company has equitable and legal defenses to this claim.

12. PRIOR PERIOD ADJUSTMENT:

Subsequent to the issuance of its 1994 financial statements, the Company discovered that it had issued an unsecured promissory note to a shareholder for $65,000 in relation to services the shareholder provided to the Company in 1993. The note accrued interest at the Bank of America reference rate and became due on January 29, 1996. Accordingly, the 1994 financial statements have been restated to correct this error. This has resulted in an increase in the previously reported retained deficit at December 31, 1993, and notes payable to stockholders at December 31, 1993, of $68,590, an increase in the previously reported net loss for the year ended December 31, 1994, of $4,640, and the previously reported net income for the year ended December 31, 1995, of $5,738.

   NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC., SUBSIDIARIES AND AFFILIATE

             COMBINED BALANCE SHEETS--DECEMBER 31, 1995 AND 1994

                                                                              1995             1994
                                                                           ----------        ----------
                                    ASSETS
                                    ------
 CURRENT ASSETS:
   Cash and cash equivalents                                               $2,080,751        $  465,410
   Patient accounts receivable, less allowance for discount and doubtful accounts of $119,356 and $218,500, respectively
                                                                              300,170           455,545
   Notes receivable                                                            16,103            36,085
   Inventories                                                                 30,168            30,211
   Prepaid expenses                                                            55,462            33,090
                                                                           ----------        ----------
           Total current assets                                             2,482,654         1,020,341
                                                                           ----------        ----------



 PROPERTY AND EQUIPMENT, at cost:
   Furniture and equipment                                                  2,232,541         2,080,950
   Leasehold improvements                                                     441,070           366,722
                                                                           ----------        ----------
                                                                            2,673,611         2,447,672
   Less- Accumulated depreciation                                           1,508,913         1,188,525
                                                                           ----------        ----------
                                                                            1,164,698         1,259,147
                                                                           ----------        ----------



 DEPOSITS                                                                      69,723            66,332



 OTHER ASSETS, net of accumulated amortization                                  2,070             9,832
                                                                           ----------        ----------
                                                                           $3,719,145        $2,355,652
                                                                           ----------        ----------

                 LIABILITIES AND COMMON STOCKHOLDERS' DEFICIT
                 --------------------------------------------
 CURRENT LIABILITIES:
   Current maturities of-
     Capital lease obligations                                             $   126,225       $    80,129
     Notes payable                                                              40,911            62,524
     Notes payable to stockholders                                              78,968           500,678
   Accounts payable                                                            470,018           586,141
   Accrued liabilities                                                         229,214           446,026
   Deferred revenue                                                          2,488,292         1,861,425
   Amounts due to related parties                                                 -               56,415
   Reserve for idle facilities                                                  93,420           125,891
   Other current liabilities                                                   124,104           213,606
                                                                           -----------       -----------
           Total current liabilities                                         3,651,152         3,932,835

 CAPITAL LEASE OBLIGATIONS, less current maturities                             92,340           145,022

 NOTES PAYABLE, less current maturities                                          3,398           292,428
                                                                           -----------       -----------
           Total liabilities                                                 3,746,890         4,370,285
                                                                           -----------       -----------
 REDEEMABLE PREFERRED STOCK:
   Series A Redeemable Convertible Preferred Stock; $.10 par
       value; 150,000 shares authorized; 81,000 shares issued and
       outstanding at December 31, 1995 and 1994                             1,800,000         1,800,000

   Series B Redeemable Convertible Preferred Stock; $.10 par
       value; 15,000 shares authorized; 12,000 shares issued and
       outstanding at December 31, 1995 and 1994                               300,000           300,000

   Series C Redeemable Convertible Preferred Stock; $.10 par
       value; 75,000 shares authorized; 71,400 shares issued and
       outstanding at December 31, 1995                                      1,250,000              -
                                                                           -----------       -----------
                                                                             3,350,000         2,100,000
                                                                           -----------       -----------

 COMMON STOCKHOLDERS' EQUITY (DEFICIT):
   Series A Voting Common Stock; $.10 par value;
       1,000,000 shares authorized; 415,436 shares issued and
       outstanding at December 31, 1995 and 1994                                41,544            41,544
   Additional paid-in capital                                                   14,669            19,322
   Retained deficit                                                         (3,338,125)       (4,082,226
   Loans to stockholders                                                       (95,833)          (93,273
                                                                           -----------       -----------
           Total common stockholders' deficit                               (3,377,745)       (4,114,633
                                                                           -----------       -----------
                                                                           $ 3,719,145       $ 2,355,652
                                                                           -----------       -----------

        The accompanying notes are an integral part of these statements.